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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                                  MAY 16, 2005
                                (Date of Report)


                        EQUITY LIFESTYLE PROPERTIES, INC.
             (Exact name of registrant as specified in its Charter)


                                     1-11718
                              (Commission File No.)

                   MARYLAND                               36-3857664
       (State or other jurisdiction of                 (I.R.S. Employer
        incorporation or organization)                Identification No.)

 TWO NORTH RIVERSIDE PLAZA, CHICAGO, ILLINOIS               60606
   (Address of principal executive offices)               (Zip Code)


                                 (312) 279-1400
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the following provisions (See General Instructions A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule (14d-2(b)) under the Exchange Act (17 CFR.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule (13e-4(c)) under the Exchange Act (17 CFR.13e-4(c))


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ITEM 8.01     OTHER EVENTS

         Equity LifeStyle Properties, Inc. (NYSE: ELS) announced that its Board of Directors declared a dividend of $ 0.025 per share, representing, on an annualized basis, a dividend of $0.10 per share. The dividend will be paid on July 8, 2005 to shareholders of record on June 24, 2005.

         The forward-looking statements contained in this news release are subject to certain risks and uncertainties including, but not limited to, the Company's ability to maintain rental rates and occupancy with respect to properties currently owned or pending acquisitions; the Company's assumptions about rental and home sales markets; the completion of pending acquisitions and timing with respect thereto; the effect of interest rates as well as other risks indicated from time to time in the Company's filings with the Securities and Exchange Commission. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

         Equity LifeStyle Properties, Inc. owns or has an interest in 278 quality communities in 26 states and British Columbia consisting of 101,779 sites. The Company is a self-administered, self-managed, real estate investment trust (REIT) with headquarters in Chicago.



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SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.



                                      EQUITY LIFESTYLE PROPERTIES, INC


                                      BY: /s/ Michael B. Berman
                                         --------------------------------
                                          Michael B. Berman
                                          Vice President, Treasurer and
                                           Chief Financial Officer




DATE:  May 19, 2005
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